EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer
           (814) 726-2140
           William W. Harvey, Jr., Senior Vice President and Chief Financial Officer (814) 726-2140

        Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend
                                  Declaration

Warren, Pennsylvania, April 24, 2006

Northwest Bancorp, Inc. (NASDAQ: NWSB) announced net income for the quarter ended March 31, 2006 of $16.2 million, or $0.32 per diluted share. This represents an increase of $2.1 million, or 15.2%, over the same quarter last year when net income was $14.0 million, or $0.28 per diluted share. In comparing the two periods the Company noted that the current period includes gains on the sale of loans of approximately $2.8 million, after tax. These gains, which the Company does not consider to be core earnings, were realized from the sale of approximately $366 million of one- to four- family first mortgage loans and $115 million of education loans. The loans were sold to restructure the Company's balance sheet and, over time, improve profits. Excluding the after-tax gain from the loan sales, net income was $13.4 million, or $0.27 per diluted share.

The annualized returns on average shareholders' equity and average assets for the current quarter were 11.01% and 1.00%, respectively, compared to 9.95% and 0.89% for the same quarter last year.

In making this announcement, William J. Wagner, President and CEO, noted, "We are pleased to have completed a major restructuring of our balance sheet over the past three months. The sale of long-term fixed-rate mortgage loans will enable us to reinvest the proceeds into loans and investments that have shorter average lives in the event of higher market rates and more call protection should interest rates move lower. The sale of the student loans will enable us to purchase securities and originate loans that provide a better yield. We believe that in completing these transactions we have capitalized on opportunities that the market has presented and have better positioned the Company for future periods."

The Company highlighted that while its net interest margin was fifteen basis points lower this quarter compared to the same quarter a year ago, it dropped only one basis point from the previous calendar quarter.

The Company's noninterest expense increased $2.2 million, or 6.8%, over the previous year with $1.4 million of the increase relating to compensation expense. The increase in compensation expense resulted primarily from an increase in the number of business development personnel who will assist in the procurement of business loans, business deposits and other fee generating products and services.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share to be paid on May 18, 2006 to shareholders of record as of May 4, 2006.

The Company also noted that it has received regulatory approval for the acquisition of Maryland Permanent Bank in Owings Mills, Maryland. Maryland Permanent Bank, with its two offices in Owings Mills and Glen Burnie and assets of $85 million, will complement Northwest's two existing offices in the Baltimore market, and bring Northwest's assets in Maryland to $426 million. The acquisition is scheduled to be completed on May 19, 2006.

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 153 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering all lines of retail and business banking products as well as trust and investment management services. The Company also operates 50 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.

Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.

-------------------------------------------------------------------------------
In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may differ materially from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

                    Northwest Bancorp, Inc. and Subsidiaries
                 Consolidated Statements of Financial Condition
                (Dollars in thousands, except per share amounts)


                                                                                               March 31,       December 31,
                         Assets                                                                   2006              2005
---------------------------------------------------------------------

Cash and due from banks                                                                      $   182,058            83,685
Interest-earning deposits in other financial institutions                                        211,444            67,243
Federal funds sold                                                                                   389             1,164
Marketable securities available-for-sale (amortized cost of $762,729 and $616,792)               753,338           613,836
Marketable securities held-to-maturity (market value of $741,474 and $636,507)                   741,228           634,258
                                                                                                --------          --------
        Total cash and cash equivalents and marketable securities                              1,888,457         1,400,186

Loans held for sale                                                                               17,902             2,272
Mortgage loans - one- to four- family                                                          2,393,533         2,764,833
Commercial real estate loans                                                                     593,834           577,130
Consumer loans                                                                                 1,045,954         1,160,930
Commercial business loans                                                                        162,360           150,515
                                                                                                --------          --------
     Total loans receivable                                                                    4,213,583         4,655,680
Allowance for loan losses                                                                        (34,011)          (33,411)
                                                                                                 --------          --------
     Loans receivable, net                                                                     4,179,572         4,622,269

Federal Home Loan Bank stock, at cost                                                             32,792            33,130
Accrued interest receivable                                                                       26,289            25,053
Real estate owned, net                                                                             4,790             4,872
Premises and equipment, net                                                                       97,791            96,981
Bank owned life insurance                                                                        107,810           106,737
Goodwill                                                                                         150,497           150,485
Mortgage servicing rights                                                                          7,600             3,357
Other intangible assets                                                                           10,533            11,477
Other assets                                                                                      22,018            22,76
                                                                                                 -------           -------
     Total assets                                                                            $ 6,528,149         6,477,307
                                                                                             ============        ==========
               Liabilities and Shareholders' equity
---------------------------------------------------------------------
Liabilities:
     Noninterest-bearing demand deposits                                                       $ 290,484           289,427
     Interest-bearing demand deposits                                                            673,118           668,235
     Savings deposits                                                                          1,490,402         1,531,916
     Time deposits                                                                             2,809,725         2,738,901
                                                                                              ----------        ----------
        Total deposits                                                                         5,263,729         5,228,479

     Borrowed funds                                                                              424,767           417,356
     Advances by borrowers for taxes and insurance                                                25,627            24,742
     Accrued interest payable                                                                      4,682             4,387
     Other liabilities                                                                            14,602            11,529
     Junior subordinated debentures                                                              205,156           205,156
                                                                                                --------          --------
        Total liabilities                                                                      5,938,563         5,891,649

Shareholders' equity:
     Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued                  -                 -
     Common stock, $0.10 par value: 500,000,000 shares authorized, 51,099,706
       and 51,076,836 issued, respectively                                                         5,110             5,108
    Paid-in capital                                                                              209,030           208,132
    Retained earnings                                                                            402,990           389,985
    Accumulated other comprehensive income:
        Net unrealized loss on securities available-for-sale, net of taxes                        (4,733)             (384)
     Treasury stock of 1,016,400 and 766,400 shares, respectively, at cost                       (22,811)          (17,183)
                                                                                                 --------          --------
       Total shareholders' equity                                                                589,586           585,658
                                                                                                --------          --------
        Total liabilities and shareholders' equity                                          $  6,528,149         6,477,307
                                                                                            ============        ==========
                         Equity to assets                                                         9.03%             9.04%
                         Book value per share                                                    $11.77            $11.64
                         Closing market price per share                                          $24.76            $21.26
                         Full time equivalent employees                                           1,696             1,686
                         Number of offices                                                         153               153



                    Northwest Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
                (Dollars in thousands, except per share amounts)


                                                                                      Three months ended
                                                                                           March 31,
                                                                                     2006             2005

Interest Income:
     Loans receivable                                                               $ 71,810         $ 65,801
     Mortgage-backed securities                                                        6,605            6,669
     Taxable investment securities                                                     6,696            5,388
     Tax-free investment securities                                                    3,022            3,057
     Interest-earning deposits                                                         1,853              837
                                                                                      ------             ----
         Total interest income                                                        89,986           81,752

Interest expense:
     Deposits                                                                         35,088           27,462
     Borrowed funds                                                                    8,454            6,967
                                                                                      ------           ------
         Total interest expense                                                       43,542           34,429

         Net interest income                                                          46,444           47,323
Provision for loan losses                                                              2,099            2,906
                                                                                      ------           ------

         Net interest income after provision for loan losses                          44,345           44,417

Noninterest income:
     Service charges and fees                                                          6,072            4,011
     Trust and other financial services income                                         1,291            1,107
     Insurance commission income                                                         578              604
     Gain on sale of investments, net                                                      -              381
     Gain/(loss) on sale of loans, net                                                4,110              (76)
     Gain on sale of real estate owned, net                                               89              794
     Income from bank owned life insurance                                             1,070            1,083
     Other operating income                                                              755              654
                                                                                        ----             ----
         Total noninterest income                                                     13,965            8,558

Noninterest expense:
     Compensation and employee benefits                                               19,647           18,221
     Premises and occupancy costs                                                      5,180            4,720
     Office operations                                                                 3,245            2,716
     Processing expenses                                                               2,924            2,649
     Advertising                                                                         625            1,359
     Amortization of intangible assets                                                   944            1,028
     Other expenses                                                                    2,638            2,276
                                                                                      ------           ------
         Total noninterest expense                                                    35,203           32,969

     Income before income taxes                                                       23,107           20,006
     Federal and state income taxes                                                    6,938            5,972
                                                                                      ------           ------

            Net income                                                             $  16,169         $ 14,034
                                                                                   =========        =========

Basic earnings per share                                                              $0.32            $0.28
                                                                                      ======           ======

Diluted earnings per share                                                            $0.32            $0.28
                                                                                      ======           ======

Return on average equity                                                              11.01%            9.95%
Return on average assets                                                               1.00%            0.89%

Basic common shares outstanding                                                   50,166,304       50,572,551
Diluted common shares outstanding                                                 50,421,115       50,997,031


                    Northwest Bancorp, Inc. and Subsidiaries
                               Supplementary data
                             (Dollars in thousands)



                                                                Three months ended      Six month transition period
                                                                      March 31,               ended December 31,
                                                                 2006           2005                 2005

Allowance for loan losses
     Beginning balance                                          $ 33,411      $ 29,628             $ 31,563
     Provision                                                     2,099         2,906                4,722
     Charge-offs                                                  (1,826)       (2,077)              (3,639)
     Recoveries                                                      327           243                  510
     Acquisitions                                                     -             -                   255
                                                                --------      --------            ---------
     Ending balance                                             $ 34,011      $ 30,700             $ 33,41
                                                               =========     =========            =========

Net charge-offs to average loans, annualized                       0.13%         0.17%                0.14%


                                                                      March 31,                December 31,
                                                                  2006         2005                2005

Non-performing loans                                            $ 38,215      $ 34,080             $ 43,016
Real estate owned, net                                             4,790         6,530                4,872
                                                                  ------        ------               ------
Non-performing assets                                           $ 43,005      $ 40,610             $ 47,888
                                                               =========     =========            =========

Non-performing loans to total loans                                0.91%         0.79%                0.92%

Non-performing assets to total assets                              0.66%         0.59%                0.74%

Allowance for loan losses to total loans                           0.81%         0.71%                0.72%

Allowance for loan losses to non-performing loans                 89.00%        90.08%               77.67%


                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.


                                                                             Three Months Ended March 31,
                                                                      2006                                   2005
                                                        Average     Interest       Avg.        Average     Interest       Avg.
                                                        Balance                   Yield/       Balance                   Yield/
                                                                                   Cost                                   Cost

Assets:
Interest earning assets:
   Loans receivable (a) (b) (d)                        $4,516,756     $ 72,221    6.40%       $4,272,807     $ 66,135    6.19%
   Mortgage-backed securities (c)                      $  582,196     $  6,605    4.54%       $  721,608     $  6,669    3.70%
   Investment securities (c) (d) (e)                   $  775,505     $ 11,036    5.69%       $  746,718     $  9,758    5.23%
   FHLB stock                                          $   32,937     $    309    3.75%       $   32,816     $    333    4.06%
   Other interest earning deposits                     $  169,066     $  1,853    4.38%       $  125,207     $    837    2.67%
                                                       ----------     --------                ----------       ------

Total interest earning assets                          $6,076,460     $ 92,024    6.06%       $5,899,156     $ 83,732    5.68%

Noninterest earning assets (f)                         $  415,846                             $  442,997
                                                       ----------                             ----------

Total assets                                           $6,492,306                             $6,342,153
                                                      ===========                            ===========

Liabilities and shareholders' equity:
Interest bearing liabilities:
   Savings accounts                                    $  927,860     $  3,254    1.42%       $1,080,913     $  3,463    1.28%
   Now accounts                                        $  653,695     $  1,995    1.24%       $  665,440     $  1,388    0.83%
   Money market demand accounts                        $  579,695     $  4,035    2.82%       $  711,421     $  3,286    1.85%
   Certificate accounts                                $2,779,576     $ 25,803    3.76%       $2,479,537     $ 19,325    3.12%
   Borrowed funds (g)                                  $  418,993     $  4,719    4.57%       $  439,548     $  4,931    4.49%
   Debentures                                          $ 205,156      $  3,735    7.28%       $  102,062     $  2,036    7.98%
                                                       ----------     --------                ----------     --------

Total interest bearing liabilities                     $5,564,975     $ 43,541    3.17%       $5,478,921     $ 34,429    2.51%

Noninterest bearing liabilities                        $  340,196                             $  298,882
                                                       ----------                             ----------

Total liabilities                                      $5,905,171                             $5,777,803

Shareholders' equity                                   $  587,135                             $  564,350
                                                       ----------                             ----------

Total liabilities and shareholders' equity            $ 6,492,306                             $6,342,153
                                                      ===========                            ===========

Net interest income/ Interest rate spread                             $ 48,483    2.89%                      $ 49,303    3.17%

Net interest earning assets/ Net interest margin       $  511,485                 3.19%       $  420,235                 3.34%

Ratio of interest earning assets to
 interest bearing liabilities                               1.09X                                 1.08X


(a) Average gross loans receivable includes loans held for sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include Fannie Mae and Freddie Mac.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.